FIRST AMENDMENT TO
CONSULTING AGREEMENT

This First Amendment (this "Amendment") to Consulting Agreement is made and entered into on August 11, 2008, between China Energy Recovery, Inc., a Delaware corporation (the "Company"), and ARC China, Inc., a Delaware corporation ("Consultant").

RECITALS:

A. On June 20, 2008, the Company and Consultant entered into a Consulting Agreement pursuant to which the Company agreed to retain Consultant's services and Consultant agreed to render services to the Company (the "Agreement").

B. Pursuant to the terms of the Agreement, the Company issued Consultant a Common Stock Purchase Warrant (the "Warrant").

C. The Company and Consultant desire to amend the Agreement to reduce the aggregate number of shares of common stock of the Company which may be purchased by Consultant upon exercise of the Warrant from 750,000 shares to 250,000 shares, all of which shares were immediately vested and exercisable upon issuance of the Warrant and all of which shares have previously been purchased by Consultant on a cashless basis.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

1. Recitals. The above recitals are incorporated into this Amendment as substantive provisions of this Amendment.

2. Defined Terms. Except as otherwise defined herein, all capitalized terms herein shall have the meanings set forth in the Agreement.

3. Amendments to the Agreement.

(a) Section 3.1 of the Agreement is hereby amended to replace the number "750,000" with the number "250,000."

(b) Sections 3.2(b) and 3.2(c) of the Agreement are hereby deleted in their entirety.

4. Cancellation of the Warrant. Since Consultant previously exercised the full amount of the vested and exercisable portion of the Warrant and since the remaining portion of the Warrant is void due to the amendments set forth in Section 3 of this Amendment, the Warrant is hereby cancelled and shall be immediately returned to the Company by Consultant.

5. Full Force and Effect and Ratification. Except as expressly set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control. All of the terms and provisions of the Agreement, as herein modified, are hereby ratified and reaffirmed.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in several counterparts, and each counterpart shall be binding on all parties hereto, notwithstanding that all of the parties are not signatory to an original or same counterpart. This Amendment may be executed by facsimile signature.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

CHINA ENERGY RECOVERY, INC.	ARC CHINA, INC.

/s/ Qinghuan Wu	/s/ Adam Roseman
Qinghuan Wu	Adam Roseman
Chief Executive Officer	Chief Executive Officer